Exhibit 4.1

SECOND AMENDMENT TO

SHAREHOLDER RIGHTS AGREEMENT

by and between

VICURON PHARMACEUTICALS, INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

THIS SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT (this “Second Amendment”) is made and entered into as of June 15, 2005 by and between Vicuron Pharmaceuticals, Inc., a Delaware corporation (formerly Versicor Inc., the “Company”) and American Stock Transfer & Trust Company (“Rights Agent”).

THE PARTIES ENTER THIS FIRST AMENDMENT on the basis of the following facts, understandings and intentions:

A. The Company and Rights Agent entered into that certain Shareholder Rights Agreement dated as of June 28, 2001, as amended as of July 30, 2002 (the “Rights Agreement”) (defined terms used herein but not otherwise defined shall have the meanings assigned to them in the Rights Agreement);

B. The Company and Rights Agent desire to amend the Rights Agreement in certain respects; and

C. Section 27 of the Rights Agreement provides that the Company and Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 1(a). Section 1(a) of the Rights Agreement is hereby amended by adding the following immediately after subsection (vi) thereof:

“Notwithstanding the foregoing, none of Parent or Sub (as such terms are hereinafter defined), nor any of their respective Affiliates or Associates, shall be deemed to be an Acquiring Person solely by reason of the approval, execution or delivery of, or consummation of the transactions contemplated under, the Agreement and Plan of Merger, dated as of June 15, 2005 (the “Merger Agreement) between the Company, Pfizer Inc., a Delaware corporation (“Parent”), and Viper Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), pursuant to which Sub would merge with and into the Company and would become a subsidiary of Parent, as more fully described therein, as the Merger Agreement may be amended from time to time in accordance with its terms.”

2. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence thereof:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by reason of the approval, execution or delivery of, or consummation of the transactions contemplated by the Merger Agreement, as the Merger Agreement may be amended from time to time in accordance with its terms”

3. Full Force and Effect. Except as amended hereby, the Rights Agreement shall remain in full force and effect and unmodified.

4. Execution. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

5. Certification of Compliance. The undersigned hereby certifies that he is the duly elected and qualified President and Chief Executive Officer of the Company and that this Second Amendment to the Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement.

IN WITNESS WHEREOF, the undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of June 15, 2005, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Rights Agreement.

VICURON PHARMACEUTICALS, INC.,
a Delaware corporation

		By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer

Attest:

By:	/s/ Peter T. Healy
Name:	Peter T. Healy
Title:	Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY

		By:	/s/ Herbert J. Lemmer
		Name:	Herbert J. Lemmer
		Title:	Vice President

Attest:

By:	/s/ Susan Silber
Name:	Susan Silber
Title:	Assistant Secretary

[SIGNATURE PAGE TO SECOND AMENDMENT TO RIGHTS AGREEMENT]